ADVISORS SERIES TRUST
INTERIM INVESTMENT ADVISORY AGREEMENT
Capital Advisors Growth Fund
THIS INTERIM INVESTMENT ADVISORY AGREEMENT is made as of the 29th day of June, 2026, by and between Advisors Series Trust, a Delaware statutory trust (hereinafter called the "Trust"), on behalf of the following series of the Trust, Capital Advisors Growth Fund (the "Fund") and Segall Bryant & Hamill, LLC d/b/a CI
SBH Asset Management (“SBH”) a Delaware limited liability company (hereinafter called the "Advisor").
WITNESSETH:
WHEREAS, the Trust is an open-end management investment company, registered as such under the
Investment Company Act of 1940 (the "Investment Company Act"); and
WHEREAS, the Fund is a series of the Trust having separate assets and liabilities; and
WHEREAS, the Advisor is registered as an investment adviser under the Investment Advisers Act of 1940
(the "Advisers Act") (or is exempt from registration) and is engaged in the business of supplying investment advice as an independent contractor; and
WHEREAS, the Trust desires to retain the Advisor to render advice and services to the Fund pursuant to the terms and provisions of this Agreement, and the Advisor desires to furnish said advice and services; and
WHEREAS, as of the date written above there was a change in a controlling interest in the Advisor, resulting in the assignment of the previous investment advisory agreement with the Advisor within the meaning of
Section 2(a)(4) of the Investment Company Act.
NOW, THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties to this Agreement, intending to be legally bound hereby, mutually agree as follows:
1.  APPOINTMENT OF ADVISOR.  The Trust hereby employs the Advisor and the Advisor hereby accepts such employment, to render investment advice and related services with respect to the assets of the Fund for the period and on the terms set forth in this Agreement, subject to the supervision and direction of the Trust's Board of Trustees.
2.  DUTIES OF ADVISOR.
(a)  General Duties.  The Advisor shall act as investment adviser to the Fund and shall supervise investments of the Fund on behalf of the Fund in accordance with the investment objectives, policies and restrictions of the Fund as set forth in the Fund's and Trust's governing documents, including, without limitation, the Trust's
Agreement and Declaration of Trust and By-Laws; the Fund's prospectus, statement of additional information and undertakings; and such other limitations, policies and procedures as the Trustees may impose from time to time in writing to the Advisor.  In providing such services, the Advisor shall at all times adhere to the provisions and restrictions contained in the federal securities laws, applicable state securities laws, the Internal Revenue Code, the
Uniform Commercial Code and other applicable law.
Without limiting the generality of the foregoing, the Advisor shall: (i) furnish the Fund with advice and recommendations with respect to the investment of the Fund's assets and the purchase and sale of portfolio securities for the Fund, including the taking of such steps as may be necessary to implement such advice and recommendations
(i.e., placing the orders); (ii) manage and oversee the investments of the Fund, subject to the ultimate supervision and direction of the Trust's Board of Trustees; (iii) vote proxies for the Fund, file ownership reports under Section
13 of the Securities Exchange Act of 1934 for the Fund, and take other actions on behalf of the Fund; (iv) maintain the books and records required to be maintained by the Fund except to the extent arrangements have been made for such books and records to be maintained by the administrator or another agent of the Fund; (v) furnish reports, statements and other data on securities, economic conditions and other matters related to the investment of the
Fund's assets which the Fund's administrator or distributor or the officers of the Trust may reasonably request; and
(vi) render to the Trust's Board of Trustees such periodic and special reports with respect to each Fund's investment activities as the Board may reasonably request, including at least one in-person appearance annually before the
Board of Trustees.

(b)  Brokerage.  The Advisor shall be responsible for decisions to buy and sell securities for the Fund, for broker-dealer selection, and for negotiation of brokerage commission rates, provided that the Advisor shall not direct order to an affiliated person of the Advisor without general prior authorization to use such affiliated broker or dealer for the Trust's Board of Trustees.  The Advisor's primary consideration in effecting a securities transaction will be execution at the most favorable price.  In selecting a broker-dealer to execute each particular transaction, the Advisor may take the following into consideration: the best net price available; the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the investment performance of the Fund on a continuing basis.  The price to the
Fund in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of the portfolio execution services offered.
Subject to such policies as the Board of Trustees of the Trust may determine, the Advisor shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker or dealer that provides (directly or indirectly) brokerage or research services to the Advisor an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Advisor determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the
Advisor's overall responsibilities with respect to the Trust.  The Advisor is further authorized to allocate the orders placed by it on behalf of the Fund to such brokers or dealers who also provide research or statistical material, or other services, to the Trust, the Advisor, or any affiliate of either.  Such allocation shall be in such amounts and proportions as the Advisor shall determine, and the Advisor shall report on such allocations regularly to the Trust, indicating the broker-dealers to whom such allocations have been made and the basis therefor.  The Advisor is also authorized to consider sales of shares as a factor in the selection of brokers or dealers to execute portfolio transactions, subject to the requirements of best execution, I.E., that such brokers or dealers are able to execute the order promptly and at the best obtainable securities price.
On occasions when the Advisor deems the purchase or sale of a security to be in the best interest of the
Fund as well as of other clients, the Advisor, to the extent permitted by applicable laws and regulations, may aggregate the securities to be so purchased or sold in order to obtain the most favorable price or lower brokerage commissions and the most efficient execution.  In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Advisor in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.
3.  REPRESENTATIONS OF THE ADVISOR.
(a)  The Advisor shall use its best judgment and efforts in rendering the advice and services to the Fund as contemplated by this Agreement.

(b)  The Advisor shall maintain all licenses and registrations necessary to perform its duties hereunder in good order.

(c)  The Advisor shall conduct its operations at all times in conformance with the Advisers Act, the
Investment Company Act, and any other applicable state and/or self-regulatory organization regulations.
(d)  The Advisor shall maintain errors and omissions insurance in an amount at least equal to that disclosed to the Board of Trustees in connection with their approval of this Agreement.
4. INDEPENDENT CONTRACTOR.  The Advisor shall, for all purposes herein, be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized to do so, have no authority to act for or represent the Trust or the Fund in any way, or in any way be deemed an agent for the Trust or for the
Fund.  It is expressly understood and agreed that the services to be rendered by the Advisor to the Fund under the provisions of this Agreement are not to be deemed exclusive, and the Advisor shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.
5. ADVISOR'S PERSONNEL.  The Advisor shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as it shall from time to time determine to be necessary to the performance of its obligations under this Agreement.  Without limiting the generality of the foregoing, the staff and personnel of the Advisor shall be deemed to include persons employed or retained by the Advisor to furnish statistical information, research, and other factual information, advice regarding economic factors and trends, information with respect to technical and scientific developments, and such other information, advice and assistance as the Advisor or the Trust's Board of Trustees may desire and reasonably request.
6. EXPENSES.
(a) With respect to the operation of the Fund, the Advisor shall be responsible for (i) providing the personnel, office space and equipment reasonably necessary for the operation of the Fund, (ii) the expenses of printing and distributing extra copies of the Fund's prospectus, statement of additional information, and sales and advertising materials (but not the legal, auditing or accounting fees attendant thereto) to prospective investors (but not to existing shareholders), and (iii) the costs of any special Board of Trustees meetings or shareholder meetings convened for the primary benefit of the Advisor.  If the Advisor has agreed to limit the operating expenses of the
Fund, the Advisor shall also be responsible on a monthly basis for any operating expenses that exceed the agreed upon expense limit.
(b)  The Fund is responsible for and has assumed the obligation for payment of all of its expenses, other than as stated in Subparagraph 6(a) above, including but not limited to: fees and expenses incurred in connection with the issuance, registration and transfer of its shares; brokerage and commission expenses; all expenses of transfer, receipt, safekeeping, servicing and accounting for the cash, securities and other property of the Trust for the benefit of the Fund including all fees and expenses of its custodian, shareholder services agent and accounting services agent; interest charges on any borrowings; costs and expenses of pricing and calculating its daily net asset value and of maintaining its books of account required under the Investment Company Act; taxes, if any; a pro rata portion of expenditures in connection with meetings of the Fund's shareholders and the Trust's Board of Trustees that are properly payable by the Fund; salaries and expenses of officers and fees and expenses of members of the
Trust's Board of Trustees or members of any advisory board or committee who are not members of, affiliated with or interested persons of the Advisor; insurance premiums on property or personnel of each Fund which inure to its benefit, including liability and fidelity bond insurance; the cost of preparing and printing reports, proxy statements, prospectuses and statements of additional information of the Fund or other communications for distribution to existing shareholders; legal, auditing and accounting fees; trade association dues; fees and expenses (including legal fees) of registering and maintaining registration of its shares for sale under federal and applicable state and foreign securities laws; all expenses of maintaining and servicing shareholder accounts, including all charges for transfer,

shareholder recordkeeping, dividend disbursing, redemption, and other agents for the benefit of the Fund, if any; and
all other charges and costs of its operation plus any extraordinary and non-recurring expenses, except as herein otherwise prescribed.

(c)  The Advisor may voluntarily absorb certain Fund expenses or waive the Advisor's own advisory fee.
(d)  To the extent the Advisor incurs any costs by assuming expenses which are an obligation of the Fund as set forth herein, the Fund shall promptly reimburse the Advisor for such costs and expenses, except to the extent the Advisor has otherwise agreed to bear such expenses.  To the extent the services for which a Fund is obligated to pay are performed by the Advisor, the Advisor shall be entitled to recover from such Fund to the extent of the
Advisor's actual costs for providing such services. In determining the Advisor's actual costs, the Advisor may take into account an allocated portion of the salaries and overhead of personnel performing such services.
7. INVESTMENT ADVISORY AND MANAGEMENT FEE.
(a)  The Fund shall pay to the Advisor, and the Advisor agrees to accept, as full compensation for all investment management and advisory services furnished or provided to such Fund pursuant to this Agreement, an annual management fee at the rate set forth in Schedule A to this Agreement.
(b)  The management fee shall be accrued daily by the Fund and paid to the Advisor on the first business day of the succeeding month.
(c)  The initial fee under this Agreement shall be payable on the first business day of the first month following the effective date of this Agreement and shall be prorated as set forth below.  If this Agreement is terminated prior to the end of any month, the fee to the Advisor shall be prorated for the portion of any month in which this Agreement is in effect which is not a complete month according to the proportion which the number of calendar days in the month during which the Agreement is in effect bears to the number of calendar days in the month, and shall be payable within ten (10) days after the date of termination.
(d)  The fee payable to the Advisor under this Agreement will be reduced to the extent of any receivable owed by the Advisor to the Fund and as required under any expense limitation applicable to a Fund.
(e)  The Advisor voluntarily may reduce any portion of the compensation or reimbursement of expenses due to it pursuant to this Agreement and may agree to make payments to limit the expenses which are the responsibility of a Fund under this Agreement.  Any such reduction or payment shall be applicable only to such specific reduction or payment and shall not constitute an agreement to reduce any future compensation or reimbursement due to the Advisor hereunder or to continue future payments.  Any such reduction will be agreed to prior to accrual of the related expense or fee and will be estimated daily and reconciled and paid on a monthly basis.
(f)  The Advisor may agree not to require payment of any portion of the compensation or reimbursement of expenses otherwise due to it pursuant to this Agreement.  Any such agreement shall be applicable only with respect to the specific items covered thereby and shall not constitute an agreement not to require payment of any future compensation or reimbursement due to the Advisor hereunder.

(g)  Notwithstanding any provisions of this Agreement, the fees earned by the Advisor under this
Agreement shall be held in an interest-bearing escrow account with the Fund’s custodian. If a majority of the outstanding voting securities of the Fund (as defined in the Investment Company Act) approve of a new Advisory
Agreement (the “New Agreement”) within 150 days from the Interim Agreement Date (as defined in Section 13 of this Agreement), the amount in the escrow account (including interest earned) will be paid to the Advisor. If a majority of the Fund’s outstanding voting securities do not approve by that date the New Agreement with the
Advisor, the Advisor will be paid, out of the escrow account, with respect to the Fund, the lesser of (i) any cost incurred in performing this Agreement (plus interest earned on the amount while in escrow) or (ii) the total amount in the escrow account (plus interest earned) pursuant to this Agreement.
8. NO SHORTING; NO BORROWING.  The Advisor agrees that neither it nor any of its officers or employees shall take any short position in the shares of the Fund.  This prohibition shall not prevent the purchase of such shares by any of the officers or employees of the Advisor or any trust, pension, profit-sharing or other benefit plan for such persons or affiliates thereof, at a price not less than the net asset value thereof at the time of purchase, as allowed pursuant to rules promulgated under the Investment Company Act.  The Advisor agrees that neither it nor any of its officers or employees shall borrow from the Fund or pledge or use the Fund's assets in connection with any borrowing not directly for the Fund's benefit.  For this purpose, failure to pay any amount due and payable to the
Fund for a period of more than thirty (30) days shall constitute a borrowing.
9.  CONFLICTS WITH TRUST'S GOVERNING DOCUMENTS AND APPLICABLE
LAWS.  Nothing herein contained shall be deemed to require the Trust or the Fund to take any action contrary to the
Trust's Agreement and Declaration of Trust, By-Laws, or any applicable statute or regulation, or to relieve or deprive the Board of Trustees of the Trust of its responsibility for and control of the conduct of the affairs of the
Trust and Fund.  In this connection, the Advisor acknowledges that the Trustees retain ultimate plenary authority over the Fund and may take any and all actions necessary and reasonable to protect the interests of shareholders.
10.  REPORTS AND ACCESS.  The Advisor agrees to supply such information to the Fund's administrator and to permit such compliance inspections by the Fund's administrator as shall be reasonably necessary to permit the administrator to satisfy its obligations and respond to the reasonable requests of the Trustees.
11.  ADVISOR'S LIABILITIES AND INDEMNIFICATION.
(a)  The Advisor shall have responsibility for the accuracy and completeness (and liability for the lack thereof) of the statements in the Fund's offering materials (including the prospectus, the statement of additional information, advertising and sales materials), except for information supplied by the administrator or the Trust or another third party for inclusion therein.
(b)  The Advisor shall be liable to the Fund for any loss (including brokerage charges) incurred by the Fund as a result of any improper investment made by the Advisor.
(c)  In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties hereunder on the part of the Advisor, the Advisor shall not be subject to liability to the Trust or the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security by the
Fund.
(d)  Each party to this Agreement shall indemnify and hold harmless the other party and the shareholders, directors, officers and employees of the other party (any such person, an "Indemnified Party") against any loss, liability, claim, damage or expense (including the reasonable cost of investigating and defending any alleged loss, liability, claim, damage or expenses and reasonable counsel fees incurred in connection therewith) arising out of the
Indemnified Party's performance or non-performance of any duties under this Agreement provided, however, that nothing herein shall be deemed to protect any Indemnified Party against any liability to which such Indemnified
Party would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties under this Agreement.

(e)  No provision of this Agreement shall be construed to protect any Trustee or officer of the Trust, or officer of the Advisor, from liability in violation of Sections 17(h) and (i) of the Investment Company Act.

12.  NON-EXCLUSIVITY; TRADING FOR ADVISOR'S OWN ACCOUNT.  The Trust's employment of the Advisor is not an exclusive arrangement. The Trust may from time to time employ other individuals or entities to furnish it with the services provided for herein.  Likewise, the Advisor may act as investment adviser for any other person, and shall not in any way be limited or restricted from buying, selling or trading any securities for its or their own accounts or the accounts of others for whom it or they may be acting, provided, however, that the Advisor expressly represents that it will undertake no activities which will adversely affect the performance of its obligations to the Fund under this Agreement; and provided further that the Advisor will adhere to a code of ethics governing employee trading and trading for proprietary accounts that conforms to the requirements of the Investment Company
Act and the Advisers Act and has been approved by the Trust's Board of Trustees.
13.  EFFECTIVENESS AND DURATION OF AGREEMENT. This Agreement shall be effective as an interim agreement as described in Rule 15a-4 under the Investment Company Act commencing on the date hereof
(the “Interim Agreement Date”), and shall continue in effect until the earlier of (i) 150 days after the date hereof,
(ii) termination of this Agreement for any reason by the Board of Trustees of the Trust, or (iii) approval of the New
Agreement by (1) the Board of Trustees of the Trust including a majority of the Trustees of the Trust who are not a party to this Agreement or interested persons (as defined in the Investment Company Act) of any such person, and
(2) by a vote of the majority of the outstanding Shares of the Funds (as defined in the Investment Company Act).
14.  RIGHT TO USE NAME
The Advisor warrants that the Fund's name is not deceptive or misleading and that the Advisor has rights to any distinctive name used by the Fund.  The Fund acknowledges that its use of any distinctive name is derivative of its relationship with the Advisor.  The Fund may use the name Capital Advisors Growth Fund or any name derived from or using the name Segall Bryant & Hamill, LLC d/b/a CI SBH Asset Management (“SBH”) only for so long as this Agreement or any extension, renewal or amendment hereof remains in effect.  Within sixty (60) days from such time as this Agreement shall no longer be in effect, the Fund shall cease to use such a name or any other name connected with the Advisor.
15.  TERMINATION; NO ASSIGNMENT.
(a)  This Agreement may be terminated by the Trust on behalf of the Fund at any time without payment of any penalty, by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of a
Fund, upon ten (10) days' written notice to the Advisor, and by the Advisor upon sixty (60) days' written notice to the Fund.  In the event of a termination, the Advisor shall cooperate in the orderly transfer of the Fund's affairs and, at the request of the Board of Trustees, transfer any and all books and records of the Fund maintained by the Advisor on behalf of the Fund.
(b)  This Agreement shall terminate automatically in the event of any transfer or assignment thereof, as defined in the Investment Company Act.
16.  SEVERABILITY.  If any provision of this Agreement shall be held or made invalid by a court decision, statute or rule, or shall be otherwise rendered invalid, the remainder of this Agreement shall not be affected thereby.
17.  CAPTIONS.  The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.
18.  GOVERNING LAW.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without giving effect to the conflict of laws principles thereof; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation or rule, including the
Investment Company Act and the Advisers Act and any rules and regulations promulgated thereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all on the day and year first above written.

ADVISORS SERIES TRUST	SEGALL BRYANT & HAMILL, LLC (d/b/a CI SBH ASSET MANAGEMENT)
on behalf of the Capital Advisors Growth Fund

By: /s/ Jeffrey T. Rauman	By: /s/ Carolyn Goldhaber
Name: Jeffrey T. Rauman	Name: Carolyn Goldhaber
Title: President	Title: President

SCHEDULE A

Series or Fund of Advisors Series Trust	Annual Fee rate as a Percentage of Average Daily Net Assets

Capital Advisors Growth Fund	0.75% on the first $50 million 0.65% thereafter